INDEX TO EXHIBITS


(1) (i)           Agreement and Declaration of Trust*

    (ii)          Amendment No. 1 to Agreement & Declaration of Trust*

(2)               Bylaws*

(3)               Inapplicable

(4)               Inapplicable

(5)               Advisory Agreement

(6)               Inapplicable

(7)               Inapplicable

(8)               Custody Agreement

(9) (i)           Administration Agreement

(9) (ii)          Accounting Services Agreement

(9) (iii)         Transfer, Dividend Disbursing, Shareholder
                  Service and Plan Agency Agreement

(10)              Opinion and Consent of Counsel*

(11)              Consent of Independent Public Accountants

(12)              Inapplicable

(13)(i)           Agreement Relating to Initial Capital

    (ii)          Agreement Relating to Initial Capital

(14)              Gannett Welsh & Kotler Individual Retirement Account
                  Plan**

(15)              Plan of Distribution Pursuant to Rule 12b-1

(16)              Inapplicable

(17)(i)           Financial Data Schedule for the GW&K Equity Fund

    (ii)          Financial Data Schedule for the GW&K Government
                  Securities Fund

(18)              Inapplicable

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*        Incorporated by reference to the Trust's registration
         statement on Form N-1A.
**       To be filed by Amendment.